Exhibit 10.17

February 28, 2003

Applied Precision, LLC

1040 12th Avenue NW

Issaquah, WA 98027-8929

Re:	Closing of Term Loan

Gentlemen:

We refer to the Secured Promissory Note dated as of even date herewith made payable to the undersigned in the original principal amount of $522,215.00 (the “Note”). All capitalized terms used without definition herein shall have the meanings ascribed to such terms in the Note.

Borrow agrees to pay Lakeside a closing fee in the amount of $10,000.

The Note provides that an Event of Default under and as defined in the SVB Credit Agreement is also an Event of Default under the Note. The undersigned acknowledges that it is not in compliance with the Minimum Tangible Net Worth and EBITDA covenants under the SVB Credit Agreement on the date hereof (the “Existing Defaults”), but that the Existing Defaults shall not be an Event of Default under the Note unless and until SVB accelerates the indebtedness or exercises remedies under the SVB Credit Agreement.

If you are in agreement with the foregoing, please so indicate by executing this letter in the space provided for that purpose below.

Very truly yours,

Lakeside Management Financial, L.L.C.

By:	/s/ Ronald C. Seubert
Name:	Ronald C. Seubert
Title:	Manager

Accepted and agreed as of the first date written above.

Applied Precision, LLC

By:	Applied Precision Holdings, LLC, its sole member

By:	/s/ Ronald C. Seubert
Name:	Ronald C. Seubert
Title:	Manager, CEO